EXECUTION VERSION

VOTING AGREEMENT

        This VOTING AGREEMENT (this “Agreement”), dated as of [] [], 2024, is entered into by and between Allianz Strategic Investments S.à.r.l., a Luxembourg private limited liability company (“Purchaser”) and the undersigned stockholder (each, a “Stockholder” and collectively, the “Stockholders” and, together with Purchaser, each a “Party” and collectively, the “Parties”) of AlTi Global, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Investment Agreement, dated as of February 22, 2024 (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”), by and between the Company and Purchaser.

RECITALS

        WHEREAS, as of the date of this Agreement, each Stockholder is the record holder and beneficial (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) owner, and has full voting power over the number of shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”) of the Company and the number of shares of Class B common stock, par value $0.0001 per share (the “Class B Shares” and together with the Class A Shares, the “Shares”) of the Company set forth on such Stockholder’s signature page hereto;

        WHEREAS, the Company and Purchaser are parties to the Investment Agreement, pursuant to which Purchaser shall make the Investment, subject to the terms and conditions contained therein;

        WHEREAS, the obligation of the Investors to make the Investment is conditioned upon the execution and delivery of this Agreement; and

        WHEREAS, in connection with the consummation of the Investment, the Stockholders have agreed to provide for the future voting of their Shares as set forth below;

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

Article 1

VOTING AND TRANSFER OF SHARES
Section 1.01.Voting.
(a)Each Stockholder agrees to vote, or cause to be voted, that number of Shares set forth on the Stockholder’s signature pages hereto and any additional Shares that are hereafter held of record or beneficially owned by such Stockholder or over which such Stockholder has voting control (collectively, the “Subject Shares”) that are entitled to vote (or express consent or dissent in writing, as applicable), from time to time and at all times, in whatever manner as shall be necessary at the first annual or special meeting of stockholders at which an election of directors is held following the date hereof or pursuant to the first written consent of the stockholders following the date hereof, so as to elect each Purchaser Nominee to the extent such Purchaser Nominee has been recommended to the stockholders by the Board of Directors of the Company.

(b)Each Stockholder agrees to vote, or cause to be voted, all Subject Shares, from time to time and at all times, in whatever manner as shall be necessary, in favor of any proposal for stockholders of the Company, at the first annual or special meeting of stockholders at which such a proposal is put forth to the stockholders following the date hereof or pursuant to the first written consent of the stockholders following the date hereof, to approve the adoption of the Amended and Restated Certificate of Incorporation attached hereto as Annex A.
(c)Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.01 shall be cast or expressed in accordance with all applicable procedures so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote.
(d)Each Stockholder hereby agrees not to enter into any commitment, agreement, understanding or similar arrangement with any person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.01.
Section 1.02.Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Stockholders. Until each Stockholder has voted in accordance with the terms of Section 1.01, such Stockholder shall not transfer its Subject Shares to a person until such person to whom such security is to be transferred (a “Third Party Transferee”) shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Stockholder (a “Transferee Voting Agreement”), as applicable; provided, however, that notwithstanding the foregoing, each Stockholder may transfer to one or more Third Party Transferees up to ten percent (10%) of the Subject Shares held by such Stockholder as of the date hereof without having to procure a Transferee Voting Agreement from such Third Party Transferee(s).
Section 1.03.No Agreement as Director or Officer. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by such Stockholder or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of such Stockholder to the Board of Directors of the Company) of such Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company’s stockholders.
Section 1.04.Acquisition of Additional Shares. Each Stockholder hereby agrees that such Stockholder shall promptly (and in any event within two business days) notify Purchaser of the number of any additional Shares with respect to which such Stockholder becomes the holder of record or acquires beneficial ownership, if any, after the execution of this Agreement, which Shares shall, for the avoidance of doubt, automatically become Subject Shares in accordance with Section 1.01.
Section 1.05.No Adverse Act. Each Stockholder hereby agrees that, except as expressly provided or permitted by this Agreement, such Stockholder shall not, and shall cause its Affiliates not to, without the prior written consent of Purchaser, directly or indirectly, take or permit any action that would in any way (i) restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder, (ii) make any representation or warranty of such Stockholder herein untrue or inaccurate in any material respect or (iii) otherwise restrict, limit or interfere with the performance of this Agreement, the Investment Agreement or the transactions contemplated by this Agreement or the Investment Agreement. Each Stockholder hereby agrees that such Stockholder shall notify Purchaser in writing promptly of (a) any fact, event or circumstance that would cause, or would reasonably be expected to cause or constitute, an untruth or inaccuracy in any material respect in the representations and warranties of such Stockholder herein and (b) the receipt by such Stockholder of any notice or other communication from any person alleging that the consent of such person is required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available to any Party.
Section 1.06.Further Assurances. Each Stockholder hereby agrees to execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and take such further actions as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.
Article 2

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder hereby severally represents and warrants to Purchaser as follows:

Section 1.01.Organization; Authorization. In the event such Stockholder is an individual, such Stockholder has full power, right and legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. In the event such Stockholder is a legal entity, (a) such Stockholder is a legal entity duly organized, validly existing and in good standing under the Laws of such Stockholder’s jurisdiction of its organization, (b) such Stockholder has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute and deliver this Agreement, to perform such Stockholder’s obligations under this Agreement and consummate the transactions contemplated by this Agreement, and (c) no approval by any holder of such Stockholder’s equity interests is necessary to approve this Agreement. This Agreement has been duly executed and delivered by such Stockholder [and, in the event such Stockholder is an individual and is married and any of such Stockholder’s Subject Shares constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of such Stockholder, this Agreement has been duly executed and delivered by or on behalf of such Stockholder’s spouse] and this Agreement constitutes a valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the Remedies Exceptions.
Section 1.02.Ownership of Company Stock; Voting Power. Such Stockholder’s signature page hereto correctly sets forth the number of such Stockholder’s Subject Shares as of the date of this Agreement and, other than such Subject Shares, as of the date of this Agreement, there are no Company securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company securities) held of record or beneficially owned by such Stockholder or in respect of which such Stockholder has full voting power. Such Stockholder is the record holder and beneficial owner of all of its Subject Shares and has full voting power and power of disposition with respect to all such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options or any other encumbrances or restrictions on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No person has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Subject Shares other than as set forth in the Company’s Organizational Documents.

Section 1.03.No Other Representations or Warranties. Except for the representations and warranties made by the Stockholders in this Article 2, neither the Stockholders nor any other person makes any express or implied representation or warranty to Purchaser in connection with this Agreement or the transactions contemplated by this Agreement, and the Stockholders expressly disclaim any such other representations or warranties.
Article 3

GENERAL PROVISIONS
Section 1.01.Termination. This Agreement, including the voting agreements contemplated by this Agreement, shall automatically be terminated at the earliest to occur of: (a) the adoption of the Stockholder Proposals; (b) the termination of the Investment Agreement pursuant to Article V thereof; or (c) the effective date of a written agreement duly executed and delivered by Purchaser and the Stockholders terminating this Agreement; provided, however, that in the case of any termination pursuant to clause (a), Section 1.06 (Further Assurances) and this Article 3 shall survive such termination. Nothing set forth in this Agreement shall relieve any Party of any liability or damages to any other Party for any willful or intentional breach of this Agreement by such Party prior to such termination or intentional fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.
Section 1.02.Modification or Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any Party unless made in writing and signed by an officer of a duly authorized representative of such Party, and, in the case of a waiver, such writing must make express reference to the provision or provisions subject to such waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 1.03.Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or if by email, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice.
If to Purchaser:
    Allianz Strategic Investments S.à r.l.
Attn: Lars Junkermann, Stefan Nelkel
2A, rue Albert Borschette
L-1246 Luxembourg, Grand Duchy of Luxembourg
Email: lars.junkermann@allianzinvestments.lu, stefan.nelkel@allianzinvestments.lu with a copy (which copy alone will not constitute notice) to:

    Allianz X GmbH
Attn: Dr. Nazim Cetin, Dr. Jonathan Wennekers
Leopoldstr. 28A
80802 Munich, Germany
Email: nazim.cetin@allianz.com, jonathan.wennekers@allianz.com
    and
    Allianz X North America LLC
Attn: Alexander de Kegel
1633 Broadway, 42nd Floor
New York, NY 10019
Email: alexander.de-kegel@allianz.com
and a copy (which copy alone will not constitute notice) to:

Sullivan & Cromwell LLP
Attn: C. Andrew Gerlach
125 Broad Street
New York, NY 10004
Email: gerlacha@sullcrom.com
If to Stockholders: the address and contact information listed on the signature pages hereto.
Section 1.04.Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 1.05.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Specific Performance.
(a)This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of Law.
(b)Each Party agrees that it will bring any Proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any Proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such Proceeding will be effective if notice is given in accordance with Section 3.03.
(c)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER

PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.05.
(d)The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the Parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or equity. Each Party further waives any (a) defense in any Proceeding for specific performance that a remedy at Law would be adequate and (b) requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 1.06.Entire Agreement, Etc.
(a)(i) This Agreement constitutes the entire agreement among the Parties, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the Parties, with respect to the subject matter hereof; and (ii) this Agreement will not be assignable by operation of Law or otherwise, and any attempted assignment in contravention hereof being null and void; provided that Purchaser may assign its rights and obligations under this Agreement to any Affiliate (any such transferee shall be included in the term “Purchaser”).
(b)Each Party acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement, and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto, other than those for any willful or intentional breach of this Agreement by such Party prior to such termination or intentional fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.
Section 1.01.No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the Parties hereto any benefit right or remedies.

Section 1.02.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Purchaser shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any Subject Shares, except as otherwise expressly provided herein.
Section 1.03.Expenses. All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its Representatives, shall be paid by the Party incurring such expense.
Section 1.010.Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the number of Shares by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Subject Shares” shall automatically be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in such transaction.
Section 1.011.Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.
Section 1.012.Interpretation and Construction.
(a)Headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(b)The Preamble, and all Recital, Article and Section references used in this Agreement are to the preamble, recitals, articles and sections to this Agreement unless otherwise specified herein.
(c)Except as otherwise expressly provided herein, for purposes of this Agreement: (i) the terms defined in the singular have a comparable meaning when used in the plural and vice versa; (ii) words importing the masculine gender shall include the feminine and neutral genders and vice versa; (iii) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “including without limitation”; (iv) the word “or” is not exclusive; (v) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; and (vi) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”.
(d)Except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith.
(e)The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

ALLIANZ STRATEGIC INVESTMENTS S.À.R.L

By:
Name:
Title:

[Signature Page to Voting Agreement]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

Signature of Stockholder	Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

Printed Name of Stockholder	Title of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership or other entity)

[Signature of Stockholder’s Spouse]	[Printed Name of Stockholder’s Spouse]

Shares Owned Beneficially	Shares Held of Record	Shares Over Which the Stockholder has Full Voting Power
[]	[]	[]

[Signature Page to Voting Agreement]

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

[To come.]
A-1

ANNEX B

FORM OF JOINDER

        This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Voting Agreement dated as of [] [], 20[] (the “Voting Agreement”) by and among Purchaser and the stockholders of the Company that are Party thereto as the same may be amended, supplemented or otherwise modified from time to time. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Voting Agreement.

        The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a Party to, and a “Stockholder” under, the Voting Agreement as of the date hereof and shall have all of the rights and obligations of a Stockholder as if it had executed the Voting Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Voting Agreement.

        IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [] [], 20[]

By:
Name:
Title:

Address for Notices:

With copies to:

B-1